UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2011

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.
(Name of small business issuer in its charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street Little River, South Carolina	29566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-2500

Copies of Communications to:
Alfred V. Greco, PLLC
199 Main Street
Suite 706
White Plains, NY 10601
Telephone: (914) 682-3030
Fax: (914) 682-3035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

Pursuant to loan agreement dated January 5, 2011, between Integrated Environmental Technologies, Ltd. (“IET”) and Zanett Opportunity Fund, Ltd. (“Lender”) IET borrowed the sum of $200,000 from Lender payable April 5, 2011.  Lender is an affiliate of IET.  The $200,000 promissory note executed pursuant to the loan agreement bears interest at the rate of 12% per annum plus a loan origination fee of 1%. The Lender owns more the 10% of the outstanding shares of IET.  The loan is pre-payable without penalty.  In the event of default, IET will be obligated to pay all of Lender’s reasonable legal fees and expenses incurred relating to the collection of the indebtedness.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

(i) Loan Agreement between Zanett Opportunity Fund, Ltd. and Integrated Environmental Technologies, Ltd. (Registrant) dated January 5, 2011.

(ii) Promissory Notes of Registrant dated January 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

By: /s/William E. Prince
William E. Prince, President and CEO

Dated: January 24, 2011